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                      AMES DEPARTMENT STORES, INC.         Exhibit 20
                         APRIL RESULTS VS. PLAN            Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                                      Fiscal 1997 YTD
                                                     --------------------
                                                       Actual   Plan (a)
                                                     ---------  ---------
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents                       $46.1      $46.1

Cash Flow from Operations:
   Net Income (Loss)                                     (5.9)      (7.6)
   Non-Cash Income Tax Exp (Ben)                         (3.1)      (3.9)
   Other                                                  1.5        1.2
                                                     ---------  ---------
Cash Provided by (Used in) Operations                    (7.5)     (10.3)

Changes in Working Capital:
   FIFO Inventory (increase) decrease                   (70.7)     (85.6)
   Trade Payables increase (decrease)                     8.4       25.3
   All Other                                             (6.4)     (13.1)
                                                     ---------  ---------
Net Changes in Working Capital                          (68.7)     (73.4)

Capital Expenditures                                     (8.8)      (8.5)

Other:
   Short-Term Borrow.(Pymnts)- Revolver                  73.1       85.0
   Capital Lease Payments                                (0.8)      (0.7)
   Long-Term Debt Payments                               (9.4)      (9.4)
   Store Closing and Other                               (6.8)      (1.7)
                                                     ---------  ---------
Total Other                                              56.1       73.2
                                                     ---------  ---------

Increase (Decrease) in Cash & Cash Equivalents          (28.9)     (19.0)
                                                     ---------  ---------

Ending Cash & Cash Equivalents                          $17.2      $27.1
                                                     =========  =========

(a)As reported on Form 8-K dated February 27, 1997


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